Exhibit 10.3

DYNEGY INC.

2012 LONG TERM INCENTIVE PLAN

I.                                         PURPOSE

The purpose of the DYNEGY INC. 2012 LONG TERM INCENTIVE PLAN (the “Plan”) is to provide a means through which DYNEGY INC., a Delaware corporation (the “Company”), and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates.  A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates.  Accordingly, the Plan provides for granting Incentive Stock Options, Options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, Stock Appreciation Rights, Stock Units, and Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular Employee, Consultant or Director as provided herein.

II.                                     DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)                                  “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company; provided, that, with respect to the award of any “stock right” that is not intended to provide for a deferral of compensation within the meaning of Code Section 409A, the term “Affiliate” as used in Section II(i) and (o) shall be limited to those entities that qualify as a “service recipient” within the meaning of Code Section 409A, and in applying Code Section 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), the language “at least 50 percent” is used instead of “at least 80 percent”; provided, further, that, in the case of an Incentive Stock Option, the term “Affiliate” as used in Section II (o) and Section VII(c) shall mean a “parent corporation” or a “subsidiary corporation” within the meaning of Code Section 424.  The term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person (whether natural or not), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting or other securities, by contract or otherwise.

(b)                                 “Award” means, individually or collectively, any Option, Restricted Stock Award, Performance Award, Stock Appreciation Right, Stock Unit, or Phantom Stock Award.

(c)                                  “Award Agreement” means a written agreement between the Company and a Participant with respect to a grant of an Award.  For purposes of this Plan, the forms of Award Agreement shall include the following:

(1)                                  Performance Award Agreements;

(2)                                  Phantom Stock Award Agreements;

(3)                                  Restricted Stock Award Agreements;

(4)                                  Stock Appreciation Right Agreements;

(5)                                  Option Agreements; and

(6)                                  Stock Unit Agreements.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i)  “cause” to terminate the Participant’s employment or service, as defined in any employment, consulting, change in control, severance, or other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination, or in any of the following severance plans, as applicable, to the extent that the Participant is then a participant in such plan and the terms of such plan would govern the Participant’s rights to severance benefits, if any, in connection with such termination: the Dynegy Inc. Executive Change in Control Severance Pay Plan, the Dynegy Inc. Executive Severance Pay Plan, the Dynegy Inc. Change in Control Severance Pay Plan, and the Dynegy Inc. Severance Pay Plan, in each case as amended from time to time, or (ii) in the absence of any such employment, consulting, change in control, severance, or other agreement, or if none of such severance plans applies to such Participant (or the absence of any definition of “cause” or term of similar meaning therein), (A) the Participant’s failure to follow the lawful instructions of the Board or the Participant’s direct superiors, in each case other than as a result of incapacity due to physical or mental illness or injury, (B) the Participant’s engaging in conduct (whether by act or omission) harmful (whether financially, reputationally, or otherwise) to the Company or an Affiliate, (C) the Participant’s having committed or having been convicted of, or having plead guilty or no contest to, a felony, a crime of moral turpitude or any crime involving as a material element fraud or dishonesty (or the procedural equivalents of the foregoing), (D) the willful misconduct or neglect of the Participant in the performance of the Participant’s duties for the Company or an Affiliate, (E) the Participant’s violation of any material written policy of the Company or any of its Affiliates or breach of any agreement with the Company or an Affiliate, (F) the Participant’s fraud or misappropriation, embezzlement, or misuse of funds or property belonging to the Company, (G) the Participant’s act of personal dishonesty, which involves personal profit in connection with the Participant’s employment or service with the Company or an Affiliate, or (H) the breach by the Participant of any fiduciary duty owed to the Company or an Affiliate.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended.  Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g)                                 “Committee” means a committee of the Board that is selected by the Board as provided in Section IV(a).

(h)                                 “Common Stock” means the common stock, $0.01 par value per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Article XIII.

(i)                                     “Company” means Dynegy Inc., a Delaware corporation.

(j)                                     “Consultant” means any person who is not an Employee or a Director and who is providing bona fide advisory or consulting services (other than services relating to the raising of capital) to the Company or any Affiliate.

(k)                                  “Corporate Change” means the occurrence of any of the following events:

(1)                                  a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets or equity interests of the Company to another entity if, in any such case, (i) the holders of equity securities of the Company immediately prior to such event do not beneficially own immediately after such event equity securities of the resulting entity entitled to at least a majority of the votes then eligible to be cast in the election of directors (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such event or (ii) the persons who were members of the Board immediately prior to such event (or persons designated by such persons) do not constitute at least a majority of the board of directors of the resulting entity immediately after such event;

(2)                              a circumstance where any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of at least a majority of either (A) the then-outstanding shares of Common Stock (the “Outstanding Common Stock”) of, or (B) the combined voting power of the then-outstanding voting securities (the “Outstanding Voting Securities”) of, (i) if the Company has not engaged in a merger or consolidation, the Company, or (ii) if the Company has engaged in a merger or consolidation, the resulting entity; provided, however, that the following acquisitions or gains of ownership or control shall not constitute a Corporate Change: (I) any acquisition directly from the Company, (II) any acquisition by the Company or a subsidiary thereof, or (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or

(3)                                  as a result of a contested election of directors, the persons who were members of the Board immediately before such election (or persons designated by such persons) shall cease to constitute a majority of the Board immediately after such election.

Notwithstanding anything herein to the contrary, the following events shall not constitute a Corporate Change: (i) any event that would otherwise constitute a Corporate Change but that occurs any time prior to the Effective Date, and (ii) a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code, regardless of whether such reorganization occurs before or after the Effective Date.

For purposes of this definition, (i) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all of the subject assets or equity interests shall mean the surviving entity (or acquiring entity in the case of an asset or equity interest sale), unless the surviving entity (or acquiring entity in the case of an asset or equity interest sale) is a subsidiary of another entity and the holders of common stock of the Company receive capital stock (or its equivalent for a non-corporate entity) of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (ii) subsequent to the consummation of a merger or consolidation that does not constitute a Corporate Change, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.

(l)                                     “Covered Employee” means an Employee who is, or, as determined by the Committee may become, a “covered employee” within the meaning of Code Section 162(m).

(m)                               “Director” means an individual who is a member of the Board.

(n)                                 “Disability” has the meaning provided in the Dynegy Inc. Long Term Disability Plan.

(o)                                 “Effective Date” shall have the same meaning as provided in the Company’s Joint Plan of Reorganization under Chapter 11 of Title 11 of the United States Code, dated as of July 12, 2012, as the same may be amended or modified.

(p)                                 “Employee” means any person in an employment relationship with the Company or any Affiliate.

(q)                                 “Fair Market Value” means, as of any specified date, the closing sales price of the Common Stock reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee), or, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported.  In the event that Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate, in accordance with Code Section 409A.

(r)                                    “Forfeiture Restriction” has the meaning provided in Section VIII(a) of the Plan.

(s)                                  “Full Value Award” means all Awards other than Stock Appreciation Rights and Options that have an exercise price equal to or greater than the Fair Market Value on the date of grant.

(t)                                    “Incentive Stock Option” means an incentive stock option within the meaning of Code Section 422.

(u)                                 “1934 Act” means the Securities Exchange Act of 1934, as amended.

(v)                                 “Option” means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(w)                               “Participant” means an Employee, Consultant or Director who has been granted an Award.

(x)                                   “Performance Award” means an Award granted under Article XII of the Plan.

(y)                                 “Performance Criteria” means the criterion or criteria the Committee selects for purposes of establishing (i) the Performance Goal(s) for a Performance Award that is a Qualified Performance-Based Award, (ii) the Performance Goal(s) for a Performance Award that is not a Qualified Performance-Based Award, or (iii) a Forfeiture Restriction for a Restricted Stock Award, Stock Unit, or Phantom Stock Award that is not a Qualified Performance-Based Award.  The Performance Criteria are:

(1)  the price of a share of Common Stock,

(2)  the Company’s earnings per share derived from all or any segment or portion of the Company designated by the Committee,

(3)  the return on capital employed by the Company or any segment or portion of the Company designated by the Committee,

(4)  the revenues of the Company or any segment or portion of the Company designated by the Committee,

(5)  the net income (before or after taxes) of the Company or any segment or portion of the Company designated by the Committee,

(6)  the cash flow return on investment of the Company or any segment or portion of the Company designated by the Committee,

(7)  the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any segment or portion of the Company designated by the Committee (including any derivations or adjusted version of this criteria as determined by the Committee) or any other earnings metric of the Company,

(8)  the return on stockholder’s equity achieved by the Company,

(9)  the total stockholder’s return achieved by the Company,

(10)  the operating cash flow, free cash flow or any other cash flow metric of the Company or a segment or portion of the Company designated by the Committee,

(11)  the Company’s liquidity or the liquidity of any segment or portion of the Company designated by the Committee,

(12)  the operating, capital or general and administrative (G&A) expenses of the Company or any segment or portion of the Company designated by the Committee,

(13)  the addition of economic value to or by the Company or any segment or portion of the Company designated by the Committee,

(14)  the safety, environmental, health or operational performance, based on an objective, measurable metric, of the Company or any segment or portion of the Company designated by the Committee,

(15)  other than with respect to a Performance Award that is a Qualified Performance-Based Award, any other performance metric selected by the Committee in its sole discretion, including a metric relating to the Company or any segment or portion of the Company designated by the Committee (including, but not limited to, any business unit or functional area of the Company), or

(16)  a combination of two or more of any of the foregoing.

The Performance Criteria may be subject to adjustment by the Committee for extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof.

(z)                                   “Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria (as described above).  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of a segment or portion of the Company or the performance of an individual.  For any Award that incorporates Performance Goals, the Committee shall establish such Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period.  For any Award that is designated as a Qualified Performance-Based Award, the Committee may disregard or offset the effect of any “Extraordinary Items” in determining the attainment of Performance Goals.  For this purpose, “Extraordinary Items” means extraordinary, unusual and/or non-recurring items, including but not limited to, (i) restructuring or restructuring-related charges, (ii) gains or losses on the disposition of a business or major asset, (iii) changes in business conditions, regulatory, tax or accounting regulations or laws, (iv) resolution and/or settlement of litigation and other legal proceedings and (v) the effect of a merger or acquisition.

(aa)                            “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award (or the earning of the Award) to which the Performance Goals relate.

(bb)                          “Phantom Stock Award” means an Award granted under Article IX of the Plan.

(cc)                            “Plan” means the Dynegy Inc. 2012 Long Term Incentive Plan, as amended from time to time.

(dd)                          “Qualified Performance-Based Award” means a Performance Award that is intended to qualify as “qualified performance-based compensation” within the meaning of Code Section 162(m) and is designated as a Qualified Performance-Based Award pursuant to Article XII of the Plan.

(ee)                            “Restricted Stock Award” means an Award granted under Article VIII of the Plan.

(ff)                                “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(gg)                          “Stock Appreciation Right” shall have the meaning assigned to such term in Article X of the Plan.

(hh)                          “Stock Unit” shall have the meaning assigned to such term in Article XI of the Plan.

III.                                 EFFECTIVE DATE, STOCKHOLDER APPROVAL AND DURATION OF THE PLAN

The Plan shall become effective on the Effective Date.  Confirmation of the Company’s Joint Plan of Reorganization shall constitute all necessary approval by the stockholders of the Company of the Plan to the extent permitted under applicable law.  No further Awards may be granted under the Plan after ten (10) years from the effective date of the Plan.  Subject to Article XIV, the Plan shall remain in effect until all Options granted under the Plan have been exercised or expired; all Restricted Stock Awards, Stock Appreciation Rights, and Stock Units granted under the Plan have vested, been forfeited, or expired; and all Performance Awards and Phantom Stock Awards have been satisfied or expired.

IV.                                ADMINISTRATION

(a)                                  Composition of Committee.  The Plan shall be administered by a committee of, and appointed by, the Board that shall comprise two (2) or more Directors who qualify as “outside directors” as defined in Code Section 162(m) and applicable interpretive authority thereunder and as “non-employee directors” as defined in Rule 16b-3, and who otherwise qualify as independent under applicable listing exchange requirements, as may apply to the Company from time to time.

(b)                                 Powers.  Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, and the number of shares subject to or the value of each Award.  In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees, Consultants or Directors, their present and potential contribution to the Company’s success and such other factors as the Committee in its sole discretion shall deem relevant.  The Committee shall also have authority, in its discretion, to (1) construe the Plan and the respective agreements executed hereunder, (2) prescribe rules and regulations relating to the

Plan, (3) determine the terms, restrictions and provisions of the agreement relating to each Award, including, without limitation, the exercise price, medium of payment and vesting provisions, as well as restrictions and provisions as shall be required in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, (4) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, and (5) make all other determinations and take all other actions that the Committee deems necessary or desirable for administering the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect.  The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

V.                                    SHARES SUBJECT TO THE PLAN; AWARD LIMITS;
GRANT OF AWARDS

(a)                                  Shares Subject to the Plan.  Subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Awards then outstanding, the aggregate number of shares of Common Stock that shall be available for the grant of Awards under the Plan shall not exceed 6,084,576 shares; provided, that no more than 6,084,576 shares of Common Stock may be granted as Incentive Stock Options.  Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award or to the extent an Award denominated in shares of Common Stock is settled in cash.  Further, (1) shares of Common Stock previously granted or issued in connection with an Award that are subsequently forfeited back to the Company and/or that are canceled on account of termination, expiration or lapse of an Award without payment to a Participant shall be made available for issuance as Awards under the Plan, and (2) any shares of Common Stock withheld or tendered to pay the exercise price of an Option or other purchase price of an Award or withholding tax obligations with respect to an Award or shares of Common Stock repurchased on the open market with the proceeds of the Option exercise price shall not be made available for issuance as Awards under the Plan.

(b)                                 Award Limits.  Notwithstanding any provision in the Plan to the contrary:

(1)                                  The maximum number of shares of Common Stock that may be subject to Options, Restricted Stock Awards, Stock Units, Stock Appreciation Rights, Phantom Stock Awards and Performance Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 1,216,915 shares or the equivalent of 1,216,915 shares of Common Stock (subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Options then outstanding), and

(2)                                  The maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $10,000,000, and any payment due with respect to a Performance Award shall be paid no later than ten (10) years after the date of grant of such Performance Award.

The limitations set forth in clauses (1) and (2) above shall be applied in a manner that will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of Code Section 162(m), including, without limitation, counting against such maximum number of shares, to the extent required under Code Section 162(m) and applicable interpretive authority thereunder, any shares subject to Awards that are canceled or adjusted as provided in Section XIII(b) below.

(c)                                  Grant of Awards.  The Committee may from time to time grant Awards to one or more Employees, Consultants or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

(d)                                 Stock Offered.  Subject to the limitations set forth in Sections V(a) and (b), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.  Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

VI.                                ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are Employees, Consultants or Directors.  An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, a Stock Appreciation Right, a Stock Unit, or any combination thereof.

VII.                            STOCK OPTIONS

(a)                                  Option Period.  The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of ten (10) years from the date of grant.

(b)                                 Limitations on Exercise of Option.  An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c)                                  Special Limitations on Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is employed by the Company or any Affiliate at the time the Option is granted.  To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options.  The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.  No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Code Section 422(b)(6), unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.  An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d)                                 Option Agreement.  Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Code Section 422.  Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option.  An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price.  Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment under a Stock Appreciation Right, in accordance with Article XI of the Plan.  The terms and conditions of the respective Award Agreements need not be identical.  The Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan, including, without limitation, Article XIV.  Such amendments may include, without limitation, amendments that accelerate the time at which the Option, or a portion thereof, may be exercisable.

(e)                                  Option Price and Payment.  The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Article XIII, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted.  The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee.  The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.  Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

(f)                                    Restrictions on Repricing of Options.  Except as provided in Articles XIII and XV(g), the terms of outstanding Options may not be amended to reduce the exercise price of outstanding Options or cancel, exchange, substitute, buyout or surrender outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval to the extent that stockholder approval is required by law or applicable exchange requirement, or, except as the Committee may otherwise deem advisable, to the extent necessary to avoid adverse accounting treatment.

(g)                                 Stockholder Rights and Privileges.  The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.

(h)                                 Options in Substitution for Options Granted by Other Employers.  Options may be granted under the Plan from time to time in substitution for options held by individuals providing services to corporations or other entities who become Employees, Consultants or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

VIII.                        RESTRICTED STOCK AWARDS

(a)                                  Forfeiture Restrictions To Be Established by the Committee.  Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”).  The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more Performance Goals, (ii) the Participant’s continued employment with the Company or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing.  Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b)                                 Other Terms and Conditions.  Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant.  Unless provided otherwise in an Award Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award.  At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions.  Such additional terms, conditions or restrictions shall be set forth in an Award Agreement made in conjunction with the Award.  Notwithstanding anything herein to the contrary, unless otherwise set forth in an Award Agreement, dividends that are attributable to any particular share of Restricted Stock shall be withheld by the Committee and shall be distributed to the Participant upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(c)                                  Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)                                 Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards.  The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, except as provided by the Committee, all restrictions applicable to such Restricted Stock Award shall terminate as of such date.  Any action by the Committee pursuant to this Subsection may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant.  Notwithstanding the preceding provisions of this Subsection, the Committee may not take any action described in this Subsection with respect to a Restricted Stock Award that has been designated as a Qualified Performance-Based Award.

(e)                                  Restricted Stock Award Agreements.  At the time any Award is made under this Article VIII, the Company and the Participant shall enter into a Restricted Stock Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Restricted Stock Award Agreements need not be identical.  Subject to the restriction set forth in the last sentence of Subsection (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan, including, without limitation, Article XIV.

(f)                                    Legends on Restricted Stock.  Certificates, if any, representing Common Stock awarded to a Participant pursuant to a Restricted Stock Award shall bear a legend as determined by the Committee, containing such information as the Committee deems appropriate until the lapse of all restrictions with respect to such Common Stock.

IX.                                PHANTOM STOCK AWARDS

(a)                                  Phantom Stock Awards.  Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, with or without satisfaction of any Performance Criteria or objectives, as determined by the Committee.  The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award, including imposition of any Forfeiture Restrictions as determined in its sole discretion.

(b)                                 Award Period.  The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

(c)                                  Awards Criteria.  In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(d)                                 Payment.  Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award.  Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee.  Payment shall be made in a lump sum or in installments as prescribed by the Committee.  Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date.  Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee in an Award Agreement.  In the event that payment is not made at the time vesting occurs, the Phantom Stock Award Agreement for the Phantom Stock Award shall contain provisions that comply with the requirements of Code Section 409A.

(e)                                  Termination of Award.  A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.  At the time the Award is issued, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Phantom Stock Award, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions.  Such additional terms, conditions or restrictions shall be set forth in a Phantom Stock Award Agreement made in conjunction with the Award.

(f)                                    Phantom Stock Award Agreements.  At the time any Award is made under this Article X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

X.                                    STOCK APPRECIATION RIGHTS

(a)                                  Stock Appreciation Rights.  A Stock Appreciation Right is an Award that may or may not be granted in tandem with an Option, and entitles the holder to receive an amount equal to the difference between the Fair Market Value of the shares of Common Stock at the time of exercise of the Stock Appreciation Right and the exercise price, subject to the applicable terms and conditions of the tandem options and the following provisions of this Article X.

(b)                                 Stock Appreciation Right Period.  The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant, but in no event shall a Stock Appreciation Right be exercisable after the expiration of ten (10) years from the date of grant, and if granted in tandem with an Option, the expiration of the term shall not be later than the expiration date for the related Option.  If neither the Stock Appreciation Right nor the related

Option is exercised before the end of the day on which the Stock Appreciation Right ceases to be exercisable, such Stock Appreciation Right shall be deemed exercised as of such date and payment shall be made to the holder in cash.

(c)                                  Exercise.  A Stock Appreciation Right shall entitle the holder thereof to receive, upon the exercise of the Stock Appreciation Right, shares of Common Stock (valued at their Fair Market Value at the time of exercise), cash, or a combination thereof, in the discretion of the Committee, in an amount equal in value to the excess of the Fair Market Value of the shares of Common Stock subject to the Stock Appreciation Right as of the date of such exercise over the exercise price of the Stock Appreciation Right. If granted in tandem with an Option, the exercise of a Stock Appreciation Right will result in the surrender of the related Option and, unless otherwise provided by the Committee in its sole discretion, the exercise of an Option will result in the surrender of a related Stock Appreciation Right, if any.  Notwithstanding the foregoing or anything to the contrary, with respect to Stock Appreciation Rights not granted in tandem with an Option, the exercise price of such a Stock Appreciation Right, subject to adjustment as provided in Article XIII, shall not be less than the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is granted. Further, except as provided in Article XIII, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Appreciation Rights or cancel, exchange, substitute, buyout or surrender outstanding Stock Appreciation Rights in exchange for cash, other Awards or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Rights without stockholder approval to the extent that stockholder approval is required by law or applicable exchange requirement, or, except as the Committee may otherwise deem advisable, to the extent necessary to avoid adverse accounting treatment.

(d)                                 Stock Appreciation Right Agreements.  At the time any Award is made under this Article X, the Company and the Participant shall enter into a Stock Appreciation Right Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Stock Appreciation Right Agreements need not be identical.

XI.                                STOCK UNITS

(a)                                  Stock Units.  The Committee may, subject to the limitations of the Plan and the availability of shares as provided under Article V(a), grant Stock Units to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions.  A “Stock Unit” Award is the grant of a right to receive shares of Common Stock and/or cash in the future.

(b)                                 Forfeiture Restrictions To Be Established by the Committee.  The minimum vesting, Performance Period or other Forfeiture Restrictions for Awards of Stock Units shall be determined by the Committee.

(c)                                  Terms and Conditions of Awards.  For each Participant, the Committee will determine the timing of awards; the number of Stock Units awarded; the value of Stock Units, which may be stated either in cash or in shares of Common Stock; any performance measures used for determining whether the Stock Units are earned; the number of earned Stock Units that will be paid in cash and/or shares of Common Stock; whether dividend equivalents will be paid on Stock Units, either currently or on a deferred basis; and any other matters the Committee determines appropriate.

(d)                                 Payment.  Payment for Stock Units earned shall be wholly in cash, wholly in Common Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Committee shall provide.  The Committee will determine the number of earned Stock Units to be paid in cash and the number to be paid in Common Stock.  For Stock Units payable in shares of Common Stock, one share of Common Stock will be paid for each share earned, or cash will be paid for each share earned equal to either (i) the Fair Market Value of a share of Common Stock at the delivery date, as applicable, or (ii) the Fair Market Value of the Common Stock averaged for a number of days determined by the Committee.  For Stock Units awarded in cash, the value of each share earned will be paid in its initial cash value, or shares of Common Stock will be distributed based on the cash value of the shares earned divided by (i) the Fair Market Value of a share of Common Stock at the delivery date or end of the Performance Period, as applicable, or (ii) the Fair Market Value of a share of Common Stock averaged for a number of days determined by the Committee. In the event that payment is not made at the time vesting occurs, the Award Agreement for the Stock Unit shall contain provisions that comply with the requirements of Code Section 409A.

(e)                                  Stock Unit Agreements.  At the time any Award is made under this Article XI, the Company and the Participant shall enter into a Stock Unit Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Stock Unit Agreements need not be identical.

XII.                            PERFORMANCE AWARDS

(a)                                  Purpose.  The purpose of this Article XII is to provide the Committee the ability to (i) grant Restricted Stock Awards, Stock Units, and Phantom Stock Awards as Qualified Performance-Based Awards, and (ii) grant Performance Awards (including, for example, Restricted Stock Awards, Stock Units, Phantom Stock Awards, Options and/or Stock Appreciation Rights) that are settled in cash or shares of Common Stock based on the satisfaction of Performance Criteria and, where applicable, to cause such awards to be Qualified Performance-Based Awards.  If the Committee, in its discretion, decides to grant to a Covered Employee an Award that is intended to constitute a Qualified Performance-Based Award, the provisions of this Article XII shall control over any contrary provision contained herein; provided, however, that the Committee may grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals that do not satisfy the requirements of this Article XII.

(b)                                 Performance Measures and Performance Period.  A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof during the Performance Period.  The Committee shall designate (i) the Performance Criteria for each Performance Award, (ii) the Performance Period for each Performance Award, and (iii) the number of shares of Common Stock subject to, or the maximum value of, the Performance Award.  The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of the Performance Goals.

(c)                                  Awards Criteria.  In determining the value of Performance Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.  The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award (including any Qualified Performance-Based Award) during a Performance Period.

(d)                                 Payment.  Following the end of the Performance Period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such Performance Period, as determined and certified in writing by the Committee.  Payment of a Performance Award may be made in a lump sum in cash, Common Stock, or a combination thereof, as determined by the Committee, and shall be made no later than two and one-half (2-1/2) months after the end of the Performance Period or such other time as complies with Code Section 409A.  If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date.

(e)                                  Termination of Award.  A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or Director for the Company and its Affiliates at all times during the applicable Performance Period, except as may be determined by the Committee.

(f)                                    Performance Award Agreements.  At the time any Award is made under this Article XII, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Performance Award Agreements need not be identical.

(g)                                 Special Rules for Qualified Performance-Based Awards.

(1)                                  Applicability. This Subsection (g) shall apply only to Awards made to those Covered Employees selected by the Committee to receive Qualified Performance-Based Awards.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the relevant Performance Period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

(2)                                  Procedures with Respect to Qualified Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Award requirements of Code Section 162(m)(4)(C), with respect to any Award that may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Code Section 162(m)), the Committee shall, in writing:

(i)                                     designate one or more Covered Employees,

(ii)                                  identify one or more Performance Criteria to be used in establishing the Performance Goals,

(iii)                               establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and

(iv)                              specify the relationship between such performance criteria and the Performance Goals and the amounts of such Performance Awards, as applicable, to be earned by each Covered Employee for such Performance Period.

Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved.  The Committee may disregard or offset the effect of any “Extraordinary Items” in determining the attainment of Performance Goals.  The Committee may not increase during a year the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions, but may reduce or eliminate the amount of a Qualified Performance-Based Award; provided, that, the exercise of such negative discretion would not cause the Qualified Performance-Based Award to fail to qualify as “qualified performance-based compensation” under Code Section 162(m).

(3)                                  Payment of Qualified Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a subsidiary on the day a Qualified Performance-Based Award for such Performance Period is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Qualified Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

(4)                                  Dividends and Other Distributions.  Unless otherwise provided in an Award Agreement, a Participant shall not be paid any dividends or other distributions with respect to Qualified Performance-Based Awards until the Participant has become vested in the shares covered by the Qualified Performance-Based Awards.  At the time of vesting, the Participant shall receive a cash payment equal to the aggregate cash dividends (without interest) (other than distributions in shares) that the Participant would have received if the Participant had owned all of the shares that vested for the period beginning on the date of the Award, and ending on the date of vesting or payment.  No dividends shall be paid to the Participant with respect to any Qualified Performance-Based Awards that are forfeited by the Participant.

(5)                                  Additional Limitations.  Notwithstanding any other provision of the Plan, any Award granted to a Covered Employee that is intended to constitute a Qualified Performance-Based Award shall be subject to any additional limitations set forth in Code Section 162(m) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m)(4)(C), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

(6)                                  Effect on Other Plans and Arrangements.  Nothing contained in this Subsection will be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

XIII.                        RECAPITALIZATION OR REORGANIZATION

(a)                                  No Effect on Right or Power.  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)                                 Adjustment upon Changes in Capital Structure and Similar Events.  In the event of (i) any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Corporate Change) that affects the shares of Common Stock, or (ii) unusual or nonrecurring events (including, without limitation, a Corporate Change) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(1)                                  adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Article V of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the exercise price or strike price with respect to any Award and (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(2)                                  providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(3)                                  cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards net of any amount payable therefor, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or Stock Appreciation Right over the aggregate exercise price or strike price of such Option or Stock Appreciation Right, respectively (it being understood that, in such event, any Option or Stock Appreciation Right having a per share exercise price or strike price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor; and it being further understood that any Award that is unvested at the time of any such event may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement 123R)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.  Any adjustment in Incentive Stock Options under this Article XIII (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Code Section 424(h)(3), and any adjustments under this Article XIII shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the 1934 Act, to the extent applicable.  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(c)                                  Accelerated Vesting.  Notwithstanding anything herein to the contrary, unless otherwise provided in an Award Agreement, in the event that a Participant is terminated by the Company or an Affiliate without Cause within six (6) months following a Corporate Change, all unvested Awards then held by such Participant shall vest in full.

(d)                                 Stockholder Action.  Any adjustment provided for in the above Subsections shall be subject to any required stockholder action.

(e)                                  No Adjustments unless Otherwise Provided.  Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(f)                                    Code Section 409A Provisions with Respect to Adjustments.  Notwithstanding the foregoing: (i) any adjustments made pursuant to this Article to Awards that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A unless the Participant consents otherwise; (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Code Section 409A or comply with the requirements of Code Section 409A unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Code Section 409A to be subject thereto.

XIV.                       AMENDMENT AND TERMINATION

The Board in its discretion may terminate the Plan at any time.  The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would materially impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, except any such alteration or amendment made to comply with applicable law, tax rules, stock exchange rules or accounting rules, which may be made without a Participant’s consent, and provided, further, that the Board may not, without approval of the stockholders of the Company, (i) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan or change the class of individuals eligible to receive Awards under the Plan, or (ii) amend or delete Section VII(f).  Subject to Section VII(f), the Committee may alter or amend the terms of any Award theretofore granted, including any Award Agreement, retroactively or otherwise, but no such amendment shall cause an Award that is intended to qualify as a Qualified Performance-Based Award not to so qualify or otherwise be inconsistent with the terms and conditions of the Plan or materially impair the rights (with respect to such Award) of the Participant to whom such Award was granted without the consent of the Participant, except any such amendment made to cause the Plan or such Award to comply with applicable law, tax rules, stock exchange rules or accounting rules, which may be made without a Participant’s consent.

XV.                           MISCELLANEOUS

(a)                                  No Right To An Award.  Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award, a right to a Stock Appreciation Right, a right to a Stock Unit, or a right to a Phantom Stock Award, or any other rights hereunder except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b)                                 No Rights to Continued Service.  Nothing contained in the Plan shall (i) confer upon any Employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time.  Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c)                                  Other Laws; Withholding.  The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares.  No fractional shares of Common Stock shall be delivered.  The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d)                                 No Restriction on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan.  No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(e)                                  Restrictions on Transfer.  An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Article VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder, or (iii) with the consent of the Committee.

(f)                                    Termination of Awards or Disgorgement of Funds Triggered By Restatement of the Company’s Financial Results.  In accordance with Section 16 of the Company’s November 17, 2011 Amended and Restated Corporate Governance Guidelines (or as such guidelines may be subsequently amended and restated), in the event of any restatement of the Company’s financial results due to material noncompliance with any financial reporting requirements under securities law or due to misconduct, the Committee shall review the incentive and/or equity compensation Awards granted under the Plan to the Company’s current and former executive officers during or for the period for which such financial results are or will be restated and shall take any appropriate action, as determined by the Committee (including, but not limited to, termination of Awards or repayment of Award proceeds to the Company), consistent with the Sarbanes—Oxley Act of 2002, the Dodd–Frank Wall Street Reform and

Consumer Protection Act or such other applicable law, with respect to any such incentive and/or equity compensation Awards granted hereunder.  As a condition to Awards hereunder, all Participants shall be deemed to have consented to such action.

(g)                                 Government and Other Regulations.

(1)                                  The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  The Committee shall have the authority to provide that all certificates for Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, applicable securities laws, or the rules, regulations and requirements of the U.S. Securities and Exchange Commission or other similar regulatory authority, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable U.S. federal, state, local or non—U.S. laws, and, without limiting the generality of Article VIII of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(2)                                  The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets illegal, impracticable or inadvisable, or if the vesting, exercisability or grant of such Award could result in an adverse tax, legal or regulatory result to the Company, any Affiliate of the Company or any of its or their equity holders.  If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (i) the Fair Market Value of the Common Stock subject to such Award or portion thereof canceled (such value to be determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (ii) the aggregate exercise price or strike price (in the case of an Option or Stock Appreciation Right, as applicable) or any amount payable as a condition of delivery of Common Stock (in the case of any other Award).  Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, but in no event sooner than such time as permitted by applicable law, contract, market considerations, or sooner than such time at which payment to the Participant shall not result in an adverse tax, legal or regulatory result to the Company, any Affiliate, or any of its or their equity holders, and in no event sooner than as permitted under Code Section 409A, if applicable.  For the avoidance of doubt, if the aggregate Fair Market Value is less than or equal to the applicable aggregate exercise price or strike price, then the Committee may cancel such Award without consideration therefor.

(h)                                 Payments to Persons Other Than Participants.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(i)                                     Nonexclusivity of the Plan.  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval, to the extent applicable, shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(j)                                     No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand.  No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.  Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

(k)                                  Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(l)                                     Not an ERISA Plan.  The Plan is not a qualified deferred compensation plan under Code Section 401(a), nor is it the type of plan that is subject to ERISA.

(m)                               Right of Offset.  The Company will have the right to offset against its obligation to deliver shares of Common Stock, cash or other consideration under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Code Section 409A, and that the Company shall not have the right to offset any amount over $5,000 with respect to Awards subject to Code Section 409A.  This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

(n)                                 Code Section 409A.  It is the intention of the Company that no Award shall be “deferred compensation” subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common stock pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Code Section 409A.  Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Code Section 409A(d)(1) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto. Unless expressly permitted by the Committee in an Award Agreement, a Participant does not have any right to make any election regarding the time or form of any payment pursuant to an Award.  Notwithstanding that this Plan is intended to comply with or be exempt from Code Section 409A, neither the Company, any Affiliates, the Board, the Committee nor any other party guarantees such compliance or exemption and no such party shall have any liability to any Participant if an Award intended to comply with or be exempt from Code Section 409A does not comply or is not exempt from Code Section 409A as intended.

(o)                                 International Participants.  With respect to Participants who reside or work outside of the United States, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants (or adopt a sub-plan) in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(p)                                 Severability.  If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q)                                 Obligations Binding on Successors.  The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r)                                    Other Agreements.  Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Stock under an Award, that the Participant execute lock-up, shareholder or other agreements, as it may reasonably determine in its sole and absolute discretion.

(s)                                  Expenses; Titles and Headings.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(t)                                    Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.